By Laws

WELLS-GARDNER ELECTRONICS

CORPORATION

(An Illinois Corporation)

As amended and restated and in force April 24, 2007

ii

AMENDED AND RESTATED BYLAWS

OF

WELLS-GARDNER ELECTRONICS CORPORATION

ARTICLE I
OFFICES

SECTION 1.                                Principal Office.  The principal office of the Corporation in the State of Illinois shall be located at 2701 North Kildare Avenue, in the City of Chicago, State of Illinois.

SECTION 2.                                Other Offices.  The Corporation may have and maintain such other business office or offices, either within or without: the State of Illinois, as the Board of Directors may from time to time determine.

SECTION 3.                                Registered Office.  The registered office of the Corporation required by the Business Corporation Act of 1983 to be maintained in the State of Illinois may be, but need not be, identical with the principal office of the Corporation in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II
SHAREHOLDERS

SECTION 1.                                Annual Meeting.  The annual meeting of the shareholders of the Corporation, beginning with the year 1981, shall be held on the second Tuesday of May in each year, for the election of directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as such meeting can conveniently be convened and held.

SECTION 2.                                Special Meetings.  Special meetings of the shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors or shareholders holding not less than one-fifth of all of the outstanding shares of the Corporation.

SECTION 3.                                Place of Meetings.  The annual meeting of shareholders and all special meetings of shareholders for the election of directors shall be held in the City of Chicago, State of Illinois, either at the principal office of the Corporation or at such other place in said city suitable for the holding of a shareholders’ meeting as shall be designated in the notice thereof. Special meetings of shareholders for a purpose or purposes other than the election of directors may be held at such place, either within or without the State of Illinois, as shall be specified or fixed in the call for such meeting and the notice thereof; provided that a waiver of notice signed by all shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of a special meeting for any purpose or purposes.

SECTION 4.                                Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days (or in a case involving a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

SECTION 5.                                Waiver of Notice.  Whenever any notice is required to be given under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of The Business Corporation Act of 1983 of the State of Illinois or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

SECTION 6.                                Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or of determining shareholders entitled to receive payment of any dividend, or of determining shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty (60) days prior to the date on which the particular action requiring such determination is to be taken; provided that in ease of a meeting of shareholders such record rate shall be not less than ten (10) days (or in a case involving a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days) prior to the date on which such meeting is to be held. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend or for the determination of shareholders for any other proper purpose then the date on which notice of the meeting is mailed or the date on which formal action is taken by the Board of Directors with respect to the declaration of any dividend or with respect to any other matter requiring such determination, as the case may be, shall be the record date for such determination of shareholders. Transferees of shares which are transferred after the record date fixed for a meeting of shareholders, or if not record date shall have been fixed, then after the date on which notice of such meeting is mailed, shall not be entitled to notice of, or to vote at, any such meeting of shareholders.

SECTION 7.                                Voting Lists.  The officers or agent who has charge of the transfer books for shares of the Corporation shall make within twenty (20) days after the record date for a meeting of shareholders, or ten (10) days before each such meeting, whichever is earlier, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of tent (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 8.                                Quorum.  At any meeting of shareholders, except as otherwise provided by statute or by the Articles of Incorporation, as amended, the holders of a majority in amount of the total number of shares then outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum the holders of a majority of the total number of shares entitled to vote held by those present, in person or by proxy may adjourn the meeting from time to time without other notice than by public announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 9.                                Voting and Proxies.  Subject to the provisions of Section 11 of this Article 2, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting, No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

At all meetings of shareholders, all mattes, other than those in respect of which a different vote is prescribed by statute or by the Articles of Incorporation, as amended, of the Corporation or by these bylaws, shall be decided by the vote of the holders of a majority of the outstanding shares of the Corporation represented in person or by proxy and entitled to vote, a quorum being present.

SECTION 10.                                Voting of Shares by Certain Holders.

(a)           Shares standing in the name of another corporation, domestic or foreign, may be noted by, such officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The Corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or as an officer authorized to vote such shares.

(b)           Shares standing in the name of a deceased person, a minor ward or person under legal disability may be voted by his administrator, executor, or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court-appointed guardian. Shares standing in the name of a trustee may be voted by him either in person or by proxy.

(c)           Shares standing in the name of a receiver may be voted by such giver, and shares held by or under the control of a receiver may be noted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed, and a certified copy of such order is filed with the Secretary of the corporation before or at the time of the meeting.

(d)           A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)           Shares of the Corporation belonging to it shall not be noted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, but shares of the Corporation held by it in a fiduciary capacity may be voted and shall be counted in determining the number of outstanding shares at any given time.

SECTION 11.                                Cumulative Voting.  In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

SECTION 12.                                Information Action by Shareholders.  Any action requited to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, seeing forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled in vote thereon were present and voting if five (5) days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented to writing.

SECTION 13.                                Voting by Ballot.  Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 14.                                Shareholder Nominations and Proposals.

(a)           At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be properly brought before the meeting by or at the direction of the Board of Directors or properly brought before the meeting by a shareholder. For business to he properly brought before a meeting by a shareholder, the Secretary of the Corporation must have received written notice at least twenty (20) days prior to the meeting.

(b)           In the case of shareholder nominations for election to the Board of Directors, the notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupations or employment of each such nominee for the past five (5) years, (iii) the number of shares of the Corporation which are beneficially owned by each such nominee, (iv) other directorships held by each such nominee, (v) the names of business entities of which each such nominee owns a ten percent (10%) or more beneficial interest and (vi) all other information with respect to each such nominee required by the Federal proxy rules in effect at the time such notice is submitted. In addition, such notice shall be accompanied by a statement, over the signature of each proposed nominee, that he consents to being a nominee, if elected he intends to serve as a director, and confirming the information with respect to him set forth in the notice.

(c)           In the case of shareholder proposals, the notice shall set forth (i) a brief description of the business to be brought before the meeting, (ii) the name, age, business and residence address of the shareholder submitting the proposal, (iii) the principal occupation or employment of such shareholder, (iv) the number of shares of the Corporation which are beneficially owned by such shareholder and (v) any material interest of the shareholder in such business.

(d)           The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a shareholder nomination or proposal was not made in accordance with the foregoing procedure and the defective nomination or proposal shall be disregarded.

ARTICLE III
BOARD OF DIRECTORS

SECTION 1.                                General Powers and Duties.  The property, business and affairs of the Corporation shall be managed by its Board of Directors; and the Board of Directors may exercise all such powers of the Corporation as are not by law, or by the Articles of Incorporation, as amended, or by these bylaws, directed or required to be exercised by the shareholders.

SECTION 2.                                Number Term of Office and Qualifications.  The number of directors of the Corporation shall be from four (4) to seven (7) as fixed from time to time by the Board of Directors, but no decrease in the number of directors shall shorten the term of any incumbent director. Each director shall hold office until the annual meeting held next after his election or until his successor shall have been elected or qualified or until his death or resignation. Directors need not be residents of Illinois or shareholders of the Corporation.

SECTION 3.                                Election of Directors.  At each meeting of shareholders for the election of a director or directors, the person or persons chosen shall be elected by a plurality of the votes cast at such election, quorum being present.

SECTION 4.                                Resignations.  Any director may resign at any time by giving a written notice to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.                                Vacancies.  Any vacancy occurring in the Board of Directors, or any directorship to be filled by reason of an increase in the number of directors, may be filled by election at any annual meeting of shareholders or at a special meeting of shareholders called for that purpose or by selection of a majority of directors then in office. Each director so elected at any such special meeting of shareholders or so selected to fill a vacancy shall be so elected for the unexpired term of his predecessor, and each director so elected or selected, as the case may be, by reason of an increase in the number of directors shall be elected or selected to hold office until the next annual meeting of shareholders or until his successor shall have been elected and shall have qualified. At no time may the number of directors selected by the directors then in office during any interim period between meetings exceed 33-1/3% of the total membership of the Board of Directors.

SECTION 6.                                Regular Meetings.  The regular annual meeting of the Board of Directors shall be held without other notice than this By-Law at the principal office of the Corporation in the City of Chicago, State of Illinois, as promptly as possible after the annual meeting of shareholders in each year.

The Board of Directors may provide, by resolution, the time and place either, within or without the State of Illinois, for the holding of additional regular meetings without notice other than such resolution.

SECTION 7.                                Special Meetings.  Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board of Directors or the President or at the request in writing of any three (3) directors. Special meetings of the Board of Directors may be held at such place, either within or without the State of Illinois, as shall be specified or fixed in the call for such meeting or notice thereof.

SECTION 8.                                Notice of Special Meetings.  Notice of each special meeting shall be mailed by or at the direction of the Secretary to each director addressed to him at this residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram, or be delivered personally, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the same is delivered to the telegram company. If the Secretary shall fail or refuse to give any such notice, then notice may be given by the officer or any one of the directors making the call.

For purposes of dealing with an emergency situation, as conclusively determined by the directors or officer calling the meeting, notice may be given in person, by telegram or cable, by telephone or wireless, or by any other means that reasonably may be expected to provide similar notice, not less than two (2) hours prior to the meeting. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or directors calling the meeting.

Notice may be waived in writing by any director, either before or after the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 9.                                Quorum. A majority of the total number of directors as at the time specified by the bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had, and without other notice than by announcement at the meeting at which the adjournment has been taken.

Unless specifically prohibited by the Articles of Incorporation, as amended, members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of such Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance at the meeting of the person or person so participating.

SECTION 10.                                Manner of Acting.  Except as otherwise provided by statue, by the Articles of Incorporation, as amended, or these bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any director may require the “Ayes” and “Noes” to be taken on any question and recorded in the minutes.

SECTION 11.                                Compensation.  By resolution of the Board of Directors, directors shall receive an annual fee and a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors or committee thereof; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving his regular compensation therefore.

SECTION 12.                                Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such light to dissent does not apply to a director who voted in favor of such action.

SECTION 13.                                Committees.  The Board of Directors, by resolution adopted by a majority of directors, may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board.

Unless the appointment by the Board of Directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these bylaws or action by the Board of Directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefore.

To the extent specified by the Board of Directors or in the Articles of Incorporation, as amended, or these bylaws, each committee may exercise the authority of the Board of Directors under the Business Corporation Act of 1983 of the State of Illinois; provided, however, a committee may not;

(l)	authorize distributions;

(2)	approve or recommend to shareholders any act the Business Corporation Act of 1983 of the State of Illinois requires to be approved by shareholders;

(3)           fill vacancies on the Board or on any of its committees;

(4)           elect or remove officers or fix the compensation of any member of the committee;

(5)           adopt, amend or repeal these bylaws;

(6)           approve a plan of merger not requiring shareholder approval;

(7)	authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board;

(8)
authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, references, and limitations of a series of shares, except that the Board may direct a committee to fax the specific teams of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or

(9)
amend, alter, repeal, or take action consistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provided by its terms it shall not be amended, altered or repealed by action of a committee.

SECTION 14.                                Executive Committee.  There shall be an Executive Committee consisting of certain Board members appointed by the Board of Directors. The committee shall have all the powers and exercise all the duties of the Board of Directors between meetings of the Board and while the Board is not in session, except such matters as may not be delegated to a committee pursuant to statue or the corporation’s bylaws. Duties specifically charged to this committee include recommendations to the Board regarding officer compensation and the collection, screening and recommending to the Board of nominees to fill vacant Board seats. If a member of the committee would be an employee of the Company, they would not be able to vote on their own level of compensation. Committee members will serve for a period of one year with the Chairmanship rotated among the committee members which will consist of the past and current Chairman of the Board plus the then largest outside shareholder of Wells-Gardner serving on the Board.

SECTION 15.                                Operating Committee.  There shall be an Operating Committee consisting of certain officers appointed by the Board of Directors. A statement of the objectives of the committee and its operational procedure shall be prepared and approved by the Board of Directors and a copy of such statement given to each committee member.

SECTION 16.                                Informal Action by Directors.  Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof or by all the members of such committee, as the case may be.

ARTICLE IV
OFFICERS

SECTION 1.                                Number.  The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, an Executive Vice President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article 4. The Board of Directors may elect, from time to time, to have any two or more of the aforementioned offices held by the same person.

SECTION 2.                                Election Term of Office and Qualifications.  The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after the annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as the same can conveniently be held. Each officer, except such officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article 4, shall hold his office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal. The Chairman of the Board of Director and the President shall be and remain a member of the Board. None of the other officers need be members of the Board.

SECTION 3.                                Subordinate Officers.  The Board of Directors may elect or appoint a Comptroller, one or more Assistant Secretaries, one or more Assistant Treasurers and such other subordinate officers and agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as may be prescribed by the bylaws or as the Board may from time to time determine. The Board may, by resolution, empower the Chairman of the Board of Directors or President to appoint any such subordinate officers or agents.

SECTION 4.                                Resignations.  Any officer may resign at any time by giving written, notice to the Board of Directors or the Chairman of the Board of Directors or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.                                Removal.  Any of the officers designated in Section 1 of this Article 4 may be removed by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby, by the vote of a majority of the total number of directors as at the time specified by the bylaws. Any subordinate officer elected or appointed in accordance with Section 3 of this Article 4 may be removed by the Board of Directors for like reason by a majority vote of the directors present at any meeting, a quorum being present, or by the Chairman of the Board of Directors or by an superior officer upon whom such power of removal has been conferred by resolution of the Board of Directors.

SECTION 6.                                Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term in the same manner in which an officer to fill said office may be chosen pursuant to Section 2 or 3 of this Article 4, as the case may be.

SECTION 7.                                Bonds.  If the Board of Directors shall so require, the Treasurer or any other officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

SECTION 8.                                Chairman of the Board of Directors.  The Chairman of the Board of Directors shall be the Chief Executive Officer of the corporation and shall have the active management of, and exercise general supervision over, the business and affairs of the Corporation and over its several officers, He shall, when present, preside at all meetings of the Shareholders and at meetings of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. In general he shall perform all duties incident to the office of Chairman of the Board of Directors and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 9.                                President.  The President shall be the Chief Operating Officer of the Corporation, responsible to the Chairman of the Board of Directors. Subject to the approval of the Chairman of the board of Directors, he shall employ all assistants and labor necessary to the Corporation’s operations, contract for their compensation, have general supervision over their work, and shall have the authority to discharge any person so employed. He shall also report to the Board of Directors annually, or more often if required so to do, setting forth the results of the operations under his charge, together with suggestions looking to the improvement and betterment of the conditions of the Corporation. In the absence or disability of the Chairman of the Board of Directors, he shall perform the duties of the Chairman of the Board of Directors, and when so acting shall have all the powers of and shall be subject to all the restrictions upon the Chairman of the Beard of Directors. He shall also perform such other duties as the Board of Directors shall require.

SECTION 10.                                Executive Vice President.  The Executive Vice President shall serve as the first and chief assistant to the President and shall perform such specific duties as may be assigned to him from time to time by the President. In the absence or disability of the Chairman of the Board of Directors and the President, the Executive Vice President shall perform the duties of the Chairman of the Board of Directors, and when so acting shall, have all the powers and be subject to all the restrictions upon the Chairman of the Board of Directors. Furthermore in the absence or disability of the President, the Executive Vice President shall perform the duties of the President, and when so acting shall have all the powers and be subject to all the restrictions upon the President.

SECTION 11.                                The Vice Presidents.  In the absence or disability of the Chairman of the Board of Directors, the President and the Executive Vice President, each Vice President, in order of his seniority (to be determined on the basis of which was first in matter of time elected as a Vice President of the corporation) shall person the duties of the Chairman of the Board of Directors, and when so acting shall have all of the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors. Each Vice President shall perform such specific duties as may be assigned to him from time to time by the President.

SECTION 12.                                Treasurer.  The Treasurer shall:

(a)           Have charge and custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; deposit or cause co be deposited all moneys in the name and to the credit of the Corporation in such banks, trust companies or other depositories as may be designated or selected by the Board of Directors; keep or cause to be kept full and accurate records and accounts of receipts and disbursements in books of the Corporation and see that said books are kept in proper form and that they correctly show the financial transactions of the Corporation; disburse or supervise the disbursement of the funds of the Corporation, as may be directed by the Board of Directors or by the Chairman of the Board of Directors, and take or cause to be taken proper vouchers for such disbursements;

(b)           Prepare and furnish such reports and statements showing the financial condition of the Corporation as shall be required of him by the Chairman of the Board of Directors or the Board of Directors, and have the primary responsibility for the preparation of financial reports to the shareholders;

(c)           Furnish to the Board of Directors, the Chairman of the Board of Directors, and to such other officers as the Board may designate, at such times as may be required, an account of all his transactions as Treasurer; and

(d)           In general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors or the Board of Directors.

The books and papers of the Treasurer shall at all times be open to the inspection of the Chairman of the Board of Directors and each member of the Board of Directors.

SECTION 13.                                The Secretary.  The Secretary shall:

(a)           Attend all meetings of the shareholders and keep the minutes of such meetings in one or more books provided for that purpose and attend all meetings for the Board of Directors and record the minutes of such meetings;

(b)           See that all notices are duly given in accordance with the provisions of the bylaws, or as required by law;

(c)           Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation or a facsimile thereof is affixed to or impressed on all certificates for shares prior to the issue thereof, and all documents, the execution of which on behalf of the Corporation tender its seal, is duly authorized.

(d)           Sign with the Chairman of the Board of Directors, President, Executive Vice President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors;

(e)           Have general charge of the stock transfer books of the Corporation and keep or cause to be kept the stock records and transfer books in such manner as to show at any time the total number of shares issued and outstanding, the name and addresses of the holders of record thereof as furnished to him by such record holders, the number of shares held by each and the time when each became holder of record;

(f)           See that the reports, statements, certificates and all other documents and records required by law are properly made, kept and filed;

(g)           Perform the duties in Section 7 of Article 3 of these bylaws provided; and

(h)           In general, perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors or the Board of Directors.

SECTION 14.                                Assistant Treasurers.  If one or more Assistant Treasurers shall be elected or appointed pursuant to the provisions of Section 3 of this Article 4, then at the request of the Treasurer, or in his absence or disability, the Assistant Treasurers shall perform all the duties of the Treasurer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Any such Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Board of Directors or any superior officer.

SECTION 15.                                Assistant Secretary.  If one or more Assistant Secretary shall be elected or appointed pursuant to the provisions of Section 3 of this Article 4, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretaries shall perform the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions imposed upon, the Secretary. Any such Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board of Directors or any superior officer.

SECTION 16.                                Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors; provided (a) that the Board of Directors may authorize any officer or Committee to distribute from a fund approved by the Directors additional year-end or extra wage compensation to employees, including officers, in such amounts as such authorized officer or Committee may determine, and (b) that the Board of Directors may authorize any officer or Committee upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

SECTION 17.                                Delegation of Duties.  In case of the absence or disability to act of any officer of the Corporation and of any person authorized to act in his place, the Board of Directors may, for the time being, delegate the powers and duties, or any of them, to any other officer or any director or other person whom it may select, and the Chairman of the Board of Directors shall have the power to delegate such powers and duties subject to such action as the Board of Directors may take with respect to the same matter.

ARTICLE V
SHARES, CERTIFICATES FOR SHARES AND TRANSFER. OF SHARES

SECTION 1.                                Regulation.  The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

SECTION 2.                                Certificates for Shares.  Certificates representing shares of the Corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board of Directors, the President, the Executive Vice President or a Vice President and by the Secretary of an Assistant Secretary; provided that such signatures may be facsimile on any certificate countersigned by an independent transfer agent, or countersigned by a transfer clerk and registered by an independent registrar Each certificate shall exhibit the name of the Corporation, state that the Corporation is organized or incorporated under the laws of the State of Illinois, the name of the person to whom issued, the date of issue, the class (or series of any class) and number of shares represented thereby and the par value of the shares represented thereby or that such shares are without per value. The designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any Stock Exchange on which the shares may be filed.

SECTION 3.                                Cancellation of Certificates.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu then of until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certifies.

SECTION 4.                                Lost, Stolen or Destroyed Certificates.  Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Thereupon, and upon giving indemnity in form and amount satisfactory to the Chairman of the Board of Directors and Treasurer of the Corporation, a new certificate may be issued of the same tenure and representing the same number, class, and series of shares as were represented by the certificate alleged to be lost, stolen, or destroyed.

SECTION 5.                                Transfer of Shares.  Shares of the Corporation shall be subject to transfer on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefore, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner herein above provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share as the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Illinois

ARTICLE VI
DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation, as amended.

ARTICLE VII
CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.                                Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confirmed to specific instances.

SECTION 2.                                Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name, unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3.                                 Checks, Drafts, Notes, etc.  All checks drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.                                Depositories.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

SECTION 5.                                Capital Expenditures.  Capital expenditures of $75,000 or greater must be authorized by the Board of Directors.

ARTICLE VIII
CORPORATE SEAL

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Illinois.” Said seal may be used by causing it, or a facsimile or equivalent thereof, to be impressed or affixed or reproduced.

ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 1.                                Fiscal Year.  The fiscal year of the Corporation shall end on the 31st day of December of each year, unless otherwise provided by resolution of the Board of Directors.

SECTION 2.                                Stock in Other Corporation.  Any shares of stock in any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the Chairman of the Board of Directors, the President, the Executive Vice President or a Vice President of this Corporation or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its Chairman of the Board of Directors. President, Executive Vice President or a Vice President and attested by the Secretary or an Assistant Secretary.

Shares of stock in any other corporation Which shares are owned by this Corporation need not stand in its name, but may be held for its benefit in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of this Corporation shall be endorsed in blank, or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall he held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

ARTICLE X
INDEMNIFICATION

SECTION 1.                                Actions Against a Person or Officers and Directors.  Subject only to any legal restrictions in accordance with Section 8.75 of the Illinois Business Corporation Act of 1983 (the “Act”), as amended, but to the maximum extent authorized or permitted by the Act, as may be amended from time to time (but only to the extent that such amendment permits the Corporation to provide broader and more complete indemnification than the prior law), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, against expenses (including attorneys’ fees), witness fees, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.                                Actions Against the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

SECTION 3.                                Final Indemnification Determination.  Any indemnification determination under Sections 1 and 2 of this Article (unless ordered by a court) shall be made only upon the final conclusion of such action, suit or proceeding. In the event the Corporation and the person who seeks indemnification do not agree that indemnification of such person is proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 hereof, the final and binding determination shall be made by arbitration and by an arbitrator who is or was either a Federal District judge or Illinois Circuit Court judge.

SECTION 4.                                Board of Directors’ Approval.  Any indemnification for persons under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 hereof. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

SECTION 5.                                Advance Indemnity Payments.  In all circumstances, expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, subject only to the receipt of a written undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately and finally determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 6.                                Notice to Shareholders of Indemnification Payments.  If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders of the Corporation with or before the notice of the next shareholders meeting.  The shareholder notification set forth in this Section 6 shall only be required so long as it is required by the Act.

SECTION 7.                                Non-Exclusivity.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Corporation’s Articles of Incorporation, as amended, any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

SECTION 8.                                Indemnity Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability under the provisions of this Article.

SECTION 9.                                Consolidations.  For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he has served the resulting or surviving corporation in the same capacity.

SECTION 10.                                Other Definitions.  For the purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE XI
AMENDMENTS

Unless the power to make, alter, amend or repeal these bylaws is reserved to the shareholders by the Articles of Incorporation, as amended, these bylaws may be made, a1tered, amended or repealed by the shareholders or the Board of Directors.